Exhibit 99.1

Gladstone Commercial Appoints Danielle Jones as Chief Financial Officer

MCLEAN, Va.--(BUSINESS WIRE)--December 12, 2008--Danielle Jones was appointed by the Board of Directors of Gladstone Commercial Corporation (NASDAQ:GOOD) (the “Company”) as the Company’s Chief Financial Officer effective December 12, 2008. Ms. Jones was appointed to serve as Chief Financial Officer until the appointment of her successor. Since July 2004, Ms. Jones, age 31, has served in various accounting capacities for the Company, including most recently as Controller of Gladstone Commercial. From January 2002 to June 2004, Ms. Jones was employed by AvalonBay Communities, where she worked in the corporate accounting division.

Harry Brill delivered to the Board of Directors of Gladstone Commercial Corporation his intention to resign as Chief Financial Officer of the Company. Mr. Brill’s resignation became effective on December 12, 2008.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information contact Investor Relations at 703.287.5835.

CONTACT:
Gladstone Commercial Corporation
Kerry Finnegan, 703-287-5893